UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2021 (May 26, 2021)

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Icahn Enterprises L.P. (“Icahn Enterprises” or the “Company”) today announced that as of May 23, 2021, Icahn Enterprises’ estimated indicative net asset value increased by approximately $350 million since the end of the first quarter of 2021.

Icahn Enterprises uses indicative net asset value as an additional method for considering the value of the Icahn Enterprises’ assets, and the Company believes that this information can be helpful to investors. However, the estimated indicative net asset value does not represent the market price at which the Company’s depositary units trade, and does not purport to reflect a valuation of Icahn Enterprises. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation. Icahn Enterprises’ depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of the depositary units that they own.

A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in an adequate proportion the elements that could affect the valuation of Icahn Enterprises. Investors may reasonably differ on what such elements are and their impact on Icahn Enterprises. The estimated indicative net asset value presented in this Current Report on Form 8-K does not include an updated estimate of the indicative net asset value of certain of our subsidiaries and certain adjustments since the end of the first quarter of 2021. For more information about how Icahn Enterprises calculates indicative net asset value, investors should refer to Icahn Enterprises’ quarterly earnings releases.

Our actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the period ended June 30, 2021 are finalized. No representations or assurances, expressed or implied, are made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 shall not be incorporated by reference into any of Icahn Enterprises’ or Icahn Enterprises Holdings L.P.’s filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: May 26, 2021			Ted Papapostolou Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: May 26, 2021			Ted Papapostolou Chief Accounting Officer